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                                                                    Exhibit 99.3


Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to Tweeter's operation that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Tweeter Home Entertainment Group, Inc.


                                  DETACH HERE

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

P                                10 Pequot Way
                          Canton, Massachusetts 02021
R
                      SOLICITED BY THE BOARD OF DIRECTORS
O                    FOR A SPECIAL MEETING OF STOCKHOLDERS

X The undersigned hereby appoints Jeffrey Stone and Joseph McGuire, each with the power to appoint his substitute, and hereby authorizes them to
Y represent and to vote, as designated on the reverse side, all shares of common stock of Tweeter Home Entertainment Group, Inc. held of record by the undersigned on June 26, 2001 at the Special Meeting of Stockholders to be held on July 30, 2001 and any adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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| SEE REVERSE |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|   SIDE      |                                                  |   SIDE      |
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VOTE BY TELEPHONE

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY
   STATEMENT/PROSPECTUS AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER
   1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY
   STATEMENT/PROSPECTUS AND PROXY CARD.

2. GO TO THE WEBSITE
   http://www.eproxyvote.com/twtr

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/twtr anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE


     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE

1. Approve issuance of shares of Tweeter common stock under the Agreement and Plan of Merger with Sound Advice.

                        FOR   AGAINST   ABSTAIN
                        [ ]     [ ]       [ ]

2. Election of Director:
   Nominee: (01) Peter Beshouri
          FOR   WITHHELD
          [ ]     [ ]

3. Approve Tweeter's 1998 Stock         FOR   AGAINST   ABSTAIN
   Option and Incentive Plan.           [ ]     [ ]       [ ]

4. Approve amendment of
   Tweeter's 1998 Stock Option and      FOR   AGAINST   ABSTAIN
   Incentive Plan to increase shares    [ ]     [ ]       [ ]
   available for issuance under the
   plan.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT             [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature:                    Date:
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Signature:                    Date:
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